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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 9, 2006



                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



    Delaware                    0-27122                        94-2900635
(State or other           (Commission file number)         (I.R.S. Employer
 jurisdiction of                                         Identification Number)
 incorporation)


            3011 Triad Drive                                  94550
             Livermore, CA                                  (Zip Code)
(Address of principal executive offices)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

                                      None
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

            On June 9, 2006, Adept Technology, Inc. ("Adept" or the "Company") entered into a common stock purchase agreement (the "Purchase Agreement") to issue and sell an aggregate of approximately 731,251 shares of its newly issued common stock for aggregate consideration of $10 million, representing a purchase price of $13.6752 per share, in a transaction not registered under the Securities Act of 1933, as amended. Entities affiliated with Crosslink Capital Partners ("Crosslink") are the investors in the financing transaction. In connection with the financing, the Company has granted to Crosslink the right to designate an individual to serve as a director of Adept so long as it holds more than 5% of Adept's outstanding stock, and Mr. Charles Finnie, general partner at Crosslink Capital will join Adept's Board of Directors upon the closing of the transaction. The press release announcing the signing of the Purchase Agreement is attached as an exhibit to this Current Report on Form 8-K.

            The Purchase Agreement includes certain representations and warranties, covenants and agreements of Adept in connection with its private placement of stock, including retaining its existence, Nasdaq listing and reporting status. The Company granted Crosslink certain inspection rights, indemnification for breaches of representations and warranties and other agreements in the Purchase Agreement and customary indemnification under the registration rights agreement, and agreed to pay for certain expenses of Crosslink up to $35,000 incurred in connection with the financing. In addition, pursuant to the registration rights agreement entered into in connection with the Purchase Agreement, the Company is obligated to register with the Securities and Exchange Commission the shares issued in the financing for resale by the purchasers thereof and maintain the effectiveness of the registration statement until such shares may be resold without restriction under applicable securities law.

            The consummation of the financing remains subject to customary closing conditions, such as accuracy of certain representations and warranties, compliance with covenants and delivery of certain closing documents, and is expected to be completed before the end of June. The transaction may be terminated if not completed before July 10, 2006.

            A copy of the purchase agreement and registration rights agreement entered into by Adept will be filed as exhibits to an amendment to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Director

            In connection with its approval of the common stock financing disclosed above and subject to the completion of the financing, the Board of Directors of Adept approved an increase in the number of authorized directors of Adept to seven by resolution pursuant to the Company's Bylaws and appointed Charles Finnie, a general partner of Crosslink Capital Partners, to serve as a member of the Board of Directors of Adept upon the consummation of the common stock financing.

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            Adept's press release announcing the execution of the financing documents and the appointment of the new director is attached as an exhibit to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

        (d) Exhibits

        99.1  Press Release of Adept Technology, Inc. dated June 12, 2006.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADEPT TECHNOLOGY, INC.



Date: June 11, 2006                     By:/s/ Robert H. Bucher
                                           -------------------------------------
                                        Robert H. Bucher
                                        Chief Executive Officer